                                                                    Exhibit 99.6


                                 IMRGLOBAL CORP.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         THE UNDERSIGNED SHAREHOLDER OF IMRGLOBAL CORP. ("IMRGLOBAL") HEREBY APPOINTS VINCENT ADDONISIO, MICHAEL DEAN AND DILIP PATEL AND EACH OF THEM AS PROXIES, EACH WITH FULL POWER OF SUBSTITUTION, TO REPRESENT THE UNDERSIGNED AT THE SPECIAL MEETING OF SHAREHOLDERS OF IMRGLOBAL TO BE HELD ON JULY 13, 2001, AND AT ANY ADJOURNMENT OF SUCH MEETING, WITH AUTHORITY TO VOTE AT SUCH MEETING ALL SHARES OF COMMON STOCK OF IMRGLOBAL OWNED BY THE UNDERSIGNED ON MAY 9, 2001, IN ACCORDANCE WITH THE DIRECTIONS INDICATED IN THIS PROXY.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED IN THIS PROXY BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 21, 2001 AMONG IMRGLOBAL CORP., CGI GROUP INC. AND CGI FLORIDA CORPORATION, A WHOLLY OWNED SUBSIDIARY OF CGI GROUP INC.

                            PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER (INDICATED BELOW) AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET

PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER (INDICATED BELOW) AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMBER IS

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
  /X/         PLEASE MARK YOUR VOTE AS INDICATED BY THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

                                              FOR /_/  AGAINST /_/  ABSTAIN /_/

1.   APPROVAL OF THE AGREEMENT AND PLAN OF
     MERGER, DATED AS OF FEBRUARY 21, 2001,
     AMONG IMRGLOBAL CORP., CGI GROUP INC.
     AND CGI FLORIDA CORPORATION, A WHOLLY
     OWNED SUBSIDIARY OF CGI GROUP INC.

MARK BOX AT RIGHT FOR ADDRESS CHANGE
AND NOTE AT RIGHT IN SPACE PROVIDED.             /_/

MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE SPECIAL MEETING.               /_/

                                       DATED___________________, 2001

                                       ----------------------------------------
                                       SIGNATURE

                                       ----------------------------------------
                                       SIGNATURE IF SHARES HELD JOINTLY

                                       PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                       ON YOUR SHARES. IF SIGNING FOR ESTATES,
                                       TRUSTS, PARTNERSHIPS, CORPORATIONS OR
                                       OTHER ENTITIES, YOUR TITLE OR CAPACITY
                                       SHOULD BE STATED. IF SHARES ARE HELD
                                       JOINTLY, EACH HOLDER SHOULD SIGN.